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                                                                      EXHIBIT 21

         Subsidiaries (Domestic and International) of Globix Corporation

                 Subsidiary                    Jurisdiction of Incorporation
                 ----------                    -----------------------------

ATC Merger Corporation                                       New York

Bluestreak Digital, Inc.                                     New York

GameNet Corporation                                          New York

NAFT Computer Service Corporation                            New York

NAFT International Ltd.                                      New York

PFM Communications Inc.                                      New York

GRE Consulting, Inc.                                         New York

415 Greenwich GC, LLC                                      New York LLC

415 Greenwich GC Tenant, LLC                               New York LLC

415 Greenwich GC MM, LLC                                   New York LLC

Comstar.net, Inc.                                            Georgia

Comstar Telecom & Wireless, Inc.                             Georgia

Globix Holdings (UK) Limited                                 England

Globix Limited                                               England

GLX Leasing Limited                                          England

Globix Denmark ApS                                           Denmark

Globix (Netherlands) BV                                    Netherlands

Globix Internet Services GmbH                                Austria

Globix SpA                                                    Italy

Globix GmbH                                                  Germany